UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Micro Component Technology, Inc.
(Name of Registrant as Specified In Its Charter)

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MICRO COMPONENT TECHNOLOGY, INC.

2340 West County Road C

St. Paul, Minnesota 55113

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of MICRO COMPONENT TECHNOLOGY, INC.

The annual meeting of the shareholders of Micro Component Technology, Inc. will be held at the Marquette Hotel, Minnesota Room, 3rd Floor, 710 Marquette Avenue, Minneapolis, Minnesota, on June 24, 2004, at 3:30 p.m., for the purpose of considering and voting upon the following matters:

1.               To elect a board of seven directors for the following year.  Management has nominated the following persons for election at the meeting: Roger E. Gower, Patrick Verderico, D. James Guzy, David M. Sugishita, Donald R. VanLuvanee, Donald J. Kramer, and Dr. Sheldon Buckler.

2.               To approve the 2004 Incentive Stock Plan, and the reservation of 880,000 shares for the grant of options and restricted stock under the Plan.

3.               To approve an amendment to the Stock Option Plan for Outside Directors to increase the number of shares reserved for issuance under the plan from 450,000 to 570,000 shares.

4.               To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The directors have fixed the close of business on April 26, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Roger E. Gower
President and CEO

St. Paul, Minnesota

May 7, 2004

PLEASE SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY.
YOU MAY NEVERTHELESS VOTE IN PERSON
IF YOU DO ATTEND THE MEETING.

MICRO COMPONENT TECHNOLOGY, INC.

2340 West County Road C

St. Paul, Minnesota 55113

PROXY STATEMENT

Annual Meeting of Shareholders

To be held June 24, 2004

GENERAL

The enclosed Proxy is solicited by the Board of Directors of Micro Component Technology, Inc. (the “Company”) in connection with the annual meeting of the shareholders of the Company to be held on Thursday, June 24, 2004, at 3:30 p.m., or any adjournment or adjournments thereof, for the purposes set forth in the accompanying notice of the annual meeting.  Such solicitation is being made by mail and may also be made by directors, officers, and employees of the Company.  Any Proxy given pursuant to such solicitation may be revoked by the shareholder by communication in writing to the Secretary of the Company at any time prior to exercise of the Proxy.  Proxies may also be revoked by delivery of a later dated Proxy or by voting in person.  Shares represented by Proxies will be voted as specified in such Proxies on any matter identified in the Proxies.  Subject to rules of the Securities and Exchange Commission, shares will be voted in the discretion of the Proxy holders on any other matter that may properly come before the meeting.  Proxies and shareholder votes at the meeting will be tabulated by officers of the Company.

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company.  The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of stock. It is anticipated that these proxy materials will be mailed to the shareholders on or about May 7, 2004.

OUTSTANDING SHARES AND VOTING RIGHTS

Only shareholders of record at the close of business on April 26, 2004, will be entitled to vote at the annual meeting.  On that date, 25,114,700 shares of Common Stock were outstanding.  Shareholders are entitled to one vote for each share of Common Stock held by them.  The Common Stock does not have cumulative voting rights.

ITEM I

ELECTION OF DIRECTORS

Seven directors are to be elected at the meeting to hold office until the next annual meeting of shareholders following their election and until their respective successors are elected.  It is the intention of the persons named in the accompanying form of Proxy to nominate and to vote such Proxy for the election of the persons named below.  To be elected as a director, a nominee must receive the affirmative vote of a majority of the shareholders present at the meeting in person or by proxy.  An abstention has the same effect as voting no.

All of the nominees listed below are currently directors and have consented to be named in this Proxy Statement and to serve as directors if elected.  If any such person should be unable to serve, or becomes unavailable for any reason, or if a vacancy should occur before the election (which events are not anticipated), the Proxy will be voted for such other person or persons as shall be determined by the persons named in the Proxy in accordance with their judgment.  The names and ages of the intended nominees, their current positions with the Company, and the year each first became a director are as follows:

Name and Age	Position	Director Since

Roger E. Gower, 63	Chairman of the Board, President, Chief Executive Officer, Secretary and Director	1995

Patrick Verderico, 60	Director	1992

D. James Guzy, 68	Director	1993

David M. Sugishita, 56	Director	1994

Donald R. VanLuvanee, 59	Director	1995

Donald J. Kramer, 71	Director	1997

Dr. Sheldon Buckler, 72	Director	2000

Business Experience of Directors

Roger Gower joined the Company as Chairman of the Board, President, Chief Executive Officer and Director in April, 1995. Prior to that time, Mr. Gower was employed by Datamedia Corporation of Nashua, New Hampshire, a network and PC security software development company, where he served as President and Chief Executive Officer from 1991.  Prior to 1991 he was President and Chief Executive Officer of Intelledex, Inc., a Corvallis, Oregon-based manufacturer of robotic and automation systems for the semiconductor and disk drive manufacturing industries.  Earlier in his career, Mr. Gower served as President of Qume, a $200 million printer manufacturer and wholly-owned subsidiary of ITT, and as a general manager with Texas Instruments.  Mr. Gower holds a BS degree in Electrical Engineering.  Mr. Gower is also a director of August Technologies, Inc.

Patrick Verderico has been a director of the Company since December 1992.  From January 2001 to January 2003, he was Chief Financial Officer of Ubicom, an Internet processor and software company.  From July 1997 to November 2000, he was President and Chief Executive Officer of OSE USA, Inc. (formerly known as Integrated Packaging Assembly Corporation), a semiconductor-packaging foundry.  From April 1997 to July 1997, he was Executive Vice President and Chief Operating Officer of that corporation.  Prior to 1997, Mr. Verderico held various executive positions with Maxtor, Creative Technology, Cypress Semiconductor, Philips Semiconductors, and National Semiconductor.  Mr. Verderico is a Certified Public Accountant and a former partner of Coopers & Lybrand (now known as PricewaterhouseCoopers).  He is also a director of OSE USA, Inc.

D. James Guzy became a director of MCT in July 1993. He has been Chairman of the Arbor Company, a Nevada limited partnership engaged in the electronics and computer industry, since 1969.  Mr. Guzy is also Chairman of the Board of both PLX Technology, Inc. and SRC Computers, Inc, a semiconductor company.  Additionally, Mr. Guzy is a director of Intel Corporation, Cirrus Logic, Inc., Novellus Systems, Inc., LogicVision, Inc., Alliance Capital Management Technology Fund, Davis Selected Group of Mutual Funds and Tessera, Inc.

David M. Sugishita became a director of the Company in August 1994. In December of 2003, Mr. Sugishita joined Peregrine Systems as Executive Vice President, Special Projects. From January 2002 to April 2003, Mr. Sugishita served as Executive Vice President and Chief Financial Officer of Sonic Blue, Inc. From October 2000 to March 2001, Mr. Sugishita was Executive Vice President and Chief Financial Officer of RightWorks Corporation. From July 1997 to February 2000 he was Senior Vice President and Chief Financial Officer of Synopsys, Inc., an electronic design automation company.  From August 1995 through June 1997, he was Senior Vice President and Chief Financial Officer of Actel Corporation, a manufacturer of field programmable gate arrays devices.  Mr. Sugishita is also a Director of Ditech Communications and Atmel.

Donald R. VanLuvanee became a director of MCT in November 1995 and is currently retired.  He was the President and Chief Executive Officer of Electro Scientific Industries, Inc., a company that designs and manufactures sophisticated manufacturing equipment for the worldwide electronics industry from 1992 to 2002.  From 1991 to July 1992, he was President and Chief Executive Officer of Mechanical Technology Incorporated, a supplier of contract research and development services and a manufacturer of technologically advanced equipment.  He is also a director of FEI Company and AirAdvice Corporation.

Donald J. Kramer was appointed to the board in February 1997.  He was also a director of MCT from 1986 to 1990, and from 1991 through 1995. He is currently a private investor. Until 1996, and for more than five years, he was a principal of TA Associates, a private equity capital firm located in Boston, Massachusetts.  He is also a director of Insignia Systems, Inc.

Dr. Sheldon Buckler has been a director of MCT since March 2000. He served as Vice Chairman of Polaroid Corporation from 1990 until 1994.  From 1995 to 1999, he served as Chairman of Commonwealth Energy Systems, an energy utility.  He currently serves as the Chairman of Lord Corp.  Dr. Buckler served as a director of Aseco Corporation from 1995 until it was acquired by MCT in January 2000.  He is also a director of Parlex Corporation.

Directors serve until the next annual meeting of the shareholders at which their successors are elected, or until their prior resignation, removal or incapacity.

Compensation of Directors

Directors are paid out-of-pocket expenses plus $1,500 for each Board meeting which they attend, and $250 for each telephonic Board meeting.  In 2002, the Board agreed to suspend these payments, exclusive of out-of-pocket expenses, and these payments were not reinstated in 2003.  In addition, each person who becomes an outside director of the Company is automatically granted an option to purchase 10,000 shares of Common Stock under the Stock Option Plan for Outside Directors.  Each outside director is also automatically granted an option to purchase 10,000 shares of Common Stock upon each re-election as a director, or on the anniversary of the prior year’s grant in any year in which there is no meeting of the shareholders at which directors are elected.  The option price for each option granted under the Plan is the fair market value of the Common Stock on the date the option is granted.  All options granted under the Plan become exercisable in 50 percent increments on the first and second anniversaries of the date of grant.  The options must be exercised within ten years after the date of grant or, if earlier, within 12 months after the director ceases being a director.  However, a director who voluntarily declines to stand for re-election after the age of 60 shall not be required to exercise his or her options within one year, and shall continue to vest in his or her options after ceasing to be a director.  Directors who are employees of the Company receive no compensation for their services as directors.

Meetings and Committees of the Board of Directors

During calendar year 2003, the Company’s Board of Directors met six times.  Each director attended at least 75 percent of the aggregate of all meetings of the Board of Directors and committees of the Board on which he served.  Directors are expected to attend substantially all of the meetings of the Board and the Committees on which they serve, except for good cause.  Directors who have excessive absences without good cause will not be nominated for re-election or, in extreme cases, will be asked to resign or be removed.

Standing committees of the Board of Directors include the Audit Committee, the Compensation Committee, and the Nominating Committee.

The Audit Committee recommends the selection of the Company’s independent accountants, approves the services performed by such accountants, and reviews and evaluates the Company’s financial and reporting systems and the adequacy of internal controls for compliance with corporate guidelines.  The Audit Committee operates pursuant to a written Charter.  The members of the Audit Committee are D. James Guzy, Donald J. Kramer, Donald R. VanLuvanee and Patrick Verderico, each of whom is independent, as that term is defined in the NASD listing standards.  Mr. Verderico has been designated by the Board as the Audit Committee’s financial expert, as that term is defined by rules of the Securities and Exchange Commission (“SEC”).  The Audit Committee met two times in 2003.

On April 8, 2004, the Board created the Nominating and Corporate Governance Committee and approved the Nominating and Corporate Governance Committee Charter.  A copy of the Charter is attached to this Proxy Statement as an appendix.  The Committee reviews and nominates candidates for election to the Company’s Board of Directors, and oversees the Company’s corporate governance policies and practices.  The members of the Committee are D. James Guzy, Donald J. Kramer, Donald R. VanLuvanee and Patrick Verderico, each of whom is independent as that term is defined in the NASD listing standards.

The Nominating and Corporate Governance Committee Charter states that the Committee will evaluate candidates for election as directors using the following criteria: education, reputation, experience, industry knowledge, independence, leadership qualities, personal integrity and such other criteria as the Committee deems relevant.  The Committee will consider candidates recommended by the Board, management, shareholders, and others.  The Charter authorizes the Committee to retain and pay advisors to assist it in identifying and evaluating candidates.

Shareholders who wish to recommend candidates to the Nominating and Corporate Governance Committee should submit the names and qualifications of the candidates to the Committee at least 120 days before the date of the Company’s proxy statement for the previous year’s Annual Meeting.  Submittals should be in writing, addressed to the Committee at the Company’s headquarters.

The Compensation Committee reviews and recommends to the Board compensation arrangements for all executive officers of the Company.  In addition, the Compensation Committee is responsible for administration of the Company’s Incentive Stock Option Plan, the 2004 Incentive Stock Plan, the Employee Stock Purchase Plan, and its cash bonus plans.  The members of the Compensation Committee are D. James Guzy, Donald J. Kramer, Donald R. VanLuvanee and Patrick Verderico, each of whom is independent as that term is defined in the NASD listing standards.  The Compensation Committee met five times in 2003.

Shareholder Communications with the Board

Shareholders may send written communications to the Board or to any individual director at any time.  Communications should be addressed to the Board or the individual director at the address of the Company’s headquarters.  The Board may direct that all of such communications be screened by an employee of the Company for relevance.  The Board will respond to shareholder communications when it deems a response to be appropriate.

Code of Ethics

The Board has adopted a Code of Ethics that applies to the Company’s directors, officers, employees, consultants and advisors.  The Code requires honest and ethical conduct, compliance with applicable laws and regulations, avoidance of conflicts of interest, accurate disclosures to the SEC, and prompt reporting of violations of the Code, among other things.  A copy of the Code has been filed with the SEC.

EXECUTIVE OFFICERS

The names and ages of the executive officers, their current positions with the Company, and their years of appointment are as follows:

Name and Age	Position	Officer Since

Roger E. Gower, 63	Chairman of the Board, President, Chief Executive Officer, Secretary and Director	1995

Dennis Nelson, 57	Executive Vice President of Sales and Marketing	1996

Richard S. Sidell, 60	Chief Technology Officer	2001

Thomas P. Maun, 50	Vice President Finance/Operations and Chief Financial Officer	2002

The business experience of Mr. Gower is described in the previous section.

Dennis L. Nelson joined MCT as Executive Vice President of Sales and Marketing in June 1996. Prior to that time, Mr. Nelson was employed by Credence Systems Corporation, a manufacturer of test systems for the semiconductor industry, for seven years as Vice President of Sales.  Prior to 1989, he worked for over thirteen years for Teradyne, Inc., also a manufacturer of test systems for the semiconductor industry, working in engineering and several different sales and sales management positions.  Mr. Nelson holds a degree in Electrical Engineering.

Richard S. Sidell was appointed Chief Technology Officer of the Company effective August 15, 2001.  He joined the Company in January, 2000, when the Company acquired Aseco Corporation.  From September, 1988 until January, 2000, he was Vice President and Chief Technologist at Aseco.  For the ten prior years, he worked at Electro Scientific Industries, Inc., and a company acquired by ESI, in several engineering and management positions, and was involved in the development of laser memory repair equipment for the semiconductor industry.

He was formerly on the faculty at MIT, and holds a doctoral degree in Mechanical Engineering from MIT.

Thomas P. Maun joined MCT as Corporate Controller in December of 2000, and was appointed to Vice President of Finance and Chief Financial Officer in July of 2002 and Vice President of Operations in February 2004.  From 1998 to 2000, he was the Vice President and Chief Financial Officer for Cannon Valley Woodwork, a manufacturer and supplier of cabinet and related products.  From 1987 to 1998, he held various financial positions with INCSTAR Corporation, a manufacturer and distributor of medical diagnostic test products.  From 1994 to 1998, Mr. Maun was the Vice President of Finance and Chief Financial Officer for INCSTAR Corporation.  Mr. Maun is a graduate of the University of Minnesota with a BSB degree from the Carlson School of Management.  Mr. Maun began his career with KPMG Peat Marwick and is a Certified Public Accountant in good standing.

Executive officers serve indefinite terms which expire when their successors are appointed, or until their prior resignation, removal or incapacity.

EXECUTIVE COMPENSATION

Summary Compensation.  The following table contains summary information concerning the annual compensation paid by the Company for the years ended December 31, 2003, 2002 and 2001 to (a) our Chief Executive Officer, and (b) the executive officers other than the Chief Executive Officer who were serving as executive officers at December 31, 2003 and whose annual salary and bonus for the year ended December 31, 2003 exceeded $100,000:

	Annual Compensation			Number of Shares
Name & Principal Position	Year	Salary and Commission	Bonus	Other Annual Compensation		Underlying Options Granted	All Other Compensation(1)

Roger E. Gower,	2003	$233,111	$0	$10,200	(2)	200,000	$3,065
Chairman, President, CEO	2002	$258,365	$0	$10,200	(2)	11,250	$4,315
& Secretary	2001	$280,000	$0	$10,200	(2)	0	$3,815

Dennis L. Nelson,	2003	$177,669	$0	$0		0	$1,910
Executive Vice President	2002	$164,639	$0	$0		11,875	$3,707
of Sales and Marketing	2000	$198,044	$0	$0		0	$4,432

Richard S. Sidell	2003	$129,615	$0	$0		100,000	$1,812
Chief Technical Officer	2002	$150,972	$20,000	$0		28,750	$5,128
	2001	$161,846	$0	$0		100,000	$4,855

Thomas P. Maun,	2003	$126,691	$0	$0		150,000	$1,831
Vice President and Chief	2002	$127,777	$15,000	$0		88,436	$4,283
Financial Officer (3)

(1)          Includes vested retirement plan contributions made by the Company.

(2)          Includes automobile related costs.

(3)          Mr. Maun was appointed as an officer in July 2002.

STOCK OPTIONS

The Company’s original Incentive Stock Option Plan, adopted in 1993 (the “1993 Plan”), provides for the grant of stock options to key employees and expired in April of 2003.  On April 15, 2004, the Board of Directors adopted the 2004 Incentive Stock Plan (the “2004 Plan”), to replace the 1993 Plan.  All future incentive stock option grants will be made under the 2004 Plan, provided the shareholders approve the 2004 Plan at the Annual Meeting.  See Item II in this Proxy Statement.

Stock Option Grants.   The following table contains information concerning the grant of stock options during calendar year 2003 to the executive officers named in the Summary Compensation Table:

Name	Number of Shares Underlying Options Granted	Percent of Total Options Granted to Employees	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Rate of Stock Price Appreciation for Option Term
					5%	10%

Roger E. Grower	200,000	18.87%	$1.27	9/15/13	$159,739	$404,811
Richard S. Sidell	100,000	9.43%	$0.90	6/24/13	$56,601	$143,437
Thomas P. Maun	150,000	14.15%	$0.90	6/24/13	$84,901	$215,155

Aggregated Option Exercises and Year-End Option Values. The following table contains information concerning the aggregated option exercises for the year ended December 31, 2003 and the year-end option values for the executive officers named in the Summary Compensation Table:

Name	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at Year-End Exercisable/Unexercisable	Value of In-the-Money Unexercised Options at Year-End Exercisable/Unexercisable
Roger E. Gower	100,000	$22,670	386,250/225,000	$0/$ 34,000
Dennis L. Nelson	50,000	$10,460	101,875/7,500	$5,625/$5,625
Richard S. Sidell	0	$0	137,235/145,000	$23,911/$46,125
Thomas P. Maun	0	$0	80,936/182,500	$24,938/$65,438

Securities Authorized for Issuance Under Equity Compensation Plans.  The following table contains information concerning the number of shares authorized for issuance under the Company’s equity compensation plans and arrangements as of December 31, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities currently outstanding)

Equity compensation plans approved by shareholders	1,576,118	(1)	$3.07	—

Equity compensation plans not approved by shareholders	1,023,000		$1.03	117,000

Total	2,599,118		$2.27	117,000

(1)                        Includes 23,485 shares to be issued upon exercise of outstanding options with a weighted-average exercise price of $1.24, assumed by the Company in connection with its acquisition of Aseco Corporation in January 2000.

Agreements with Officers

Effective March 28, 1995, the Company entered into an Employment Agreement with Mr. Gower.  The current agreement may be terminated by either party with 60 days prior written notice.  The agreement will also terminate upon the death, disability or breach of the agreement by Mr. Gower.  In the event Mr. Gower’s employment is terminated by the Company with 60 days prior written notice, the Company will continue to pay Mr. Gower his then current base salary for 12 months thereafter.

Mr. Nelson has an Employment Agreement with the Company which provides that in the event of a change in control of the Company which results in a change in his position as Executive Vice President, or a substantial diminution in his responsibilities, he may elect to terminate the agreement and receive his then-current base salary and insurance benefits for 12 months thereafter.  The same benefits are payable if the Company elects to terminate Mr. Nelson’s employment while a change in control is being negotiated.

Mr. Maun has an Employment Agreement with the Company which provides that in the event of a change in control of the Company which results in the termination of his position as Chief Financial Officer, or a substantial diminution in his responsibilities, he is entitled to receive his then-current base salary and insurance benefits for nine months thereafter.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overview and Philosophy

The Compensation Committee of the Board of Directors (the “Committee”) operates pursuant to a Charter adopted by the Board of Directors on July 9, 1997.  The Charter includes a mission statement which states that the Committee’s mission is to ensure that the Company’s executive officers are compensated consistent with the following philosophy and objectives: (1) to support the Company’s overall business strategy and objectives; (2) to attract, retain and motivate the best executives in the Company’s industry; (3) to promote the Company’s pay-for-performance philosophy; and (4) to ensure that the Company’s compensation programs and practices are of the highest quality and designed with full consideration of all accounting, tax, securities law, and other regulatory requirements.

Pursuant to the Charter, the Committee is appointed by the Board and is comprised of two or more outside directors.  The main duties of the Committee, as described in the Charter, are as follows: (1) review and approve annual base salary and incentive compensation levels, employment agreements, and benefits of the chief executive officer and other key executives; (2) review and assess performance target goals established for bonus plans and determine if goals were achieved at the end of the plan year; (3) act as the administrative committee for the Incentive Stock Option Plan, the 2004 Incentive Stock Plan, the Employee Stock Purchase Plan, and any other incentive or purchase plans established by the Company; (4) consider and approve grants of incentive stock options, nonqualified stock options, restricted stock or any combination to any employee; and (5) prepare the Report of the Compensation Committee for inclusion in the Annual Proxy Statement.

It is the intention of the Committee to utilize a pay-for-performance compensation strategy that is directly related to achievement of the above objectives.  The primary elements of the executive compensation program are base salary, annual incentives, and long-term incentives.

Base Salary

Base salaries of the Company’s executive officers are intended to be competitive with the median base salaries paid by other corporations similar to the Company and to serve as a platform for performance-based (incentive) pay.  Base salaries are determined for executive positions using compensation surveys, taking into account variables such as geography, job comparability, size of the company and nature of the business.  In addition to base salary, executive officers are eligible to participate in the Company’s employee benefit plans on the same terms as other employees.

Annual Incentives

The Committee adopts a bonus plan for its executive officers each year.  Bonus payments are contingent on the performance of the Company.  No bonuses were paid under the plans for the years ended December 31, 2003, 2002 or 2001.  Mr. Sidell and Mr. Maun received a $20,000 and $15,000 bonus in 2002, respectively, not under the bonus plan, for satisfying certain performance milestones.

Long-term Incentives

The 2004 Incentive Stock Plan (successor to the original Incentive Stock Option Plan) is the basis of the Company’s long-term incentive plan for executive officers and other key employees.  The objective of the plan is to align executives’ long-term interests with those of the shareholders by creating a direct incentive for executives to increase stockholder value.  The stock option grants allow executives to purchase shares of Company stock at a price equal to the fair market value of the stock on the date of grant over a term of ten years.  The options generally vest and become exercisable over a period of two to four years following the date of grant.  Restricted stock grants allow executives to earn shares upon the completion of periods of employment with the Company, and/or the satisfaction of performance criteria.  The grant of options and restricted stock is consistent with the Company’s objective to include in total compensation a long-term equity interest for executive officers, with greater opportunity for reward if long-term performance is sustained.

The Company also maintains the Employee Stock Purchase Plan, pursuant to which eligible employees can contribute between two and ten percent of their base pay to purchase up to 1,000 shares of Common Stock per year.  The shares are issued by the Company at a price per share equal to 85 percent of market value on the first day of the offering period or the last day of the plan year, whichever is lower.

Chief Executive Officer Compensation

The Committee determines compensation for the Chief Executive Officer on an annual basis.  Mr. Gower’s base salary was established by the Compensation Committee, and became effective in April 2000.  The Committee believes that this base salary is consistent and competitive with salaries paid to Chief Executive Officers of semiconductor manufacturing companies similar in size to the Company.  Mr. Gower received no bonus for the calendar years 2003, 2002 or 2001.

Conclusion

The Committee believes that the executive compensation plan discussed in this Proxy Statement is consistent with the overall corporate strategy for continued growth in earnings and stockholder value.

D. James Guzy

Donald J. Kramer

Donald R. VanLuvanee

Patrick Verderico

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2003 with management.  The Audit Committee has discussed with the Company’s independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Sec. 380).  The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent accountants the independent accountants’ independence.  Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

D. James Guzy

Donald J. Kramer

Donald R. VanLuvanee

Patrick Verderico

INDEPENDENT ACCOUNTANTS

Effective November 18, 2003, the Audit Committee dismissed the Company’s previous independent public accountants, Deloitte & Touche LLP (“D&T”).  This dismissal followed the Audit Committee’s decision to seek proposals from other independent auditors to audit the Company’s financial statements for the fiscal year ending December 31, 2003.

Also effective November 18, 2003, the Board of Directors, pursuant to the recommendation of the Audit Committee, approved the retention of Virchow, Krause & Company, LLP (“Virchow Krause”), as the Company’s independent auditors for the audit of the Company’s financial statements for the fiscal year ending December 31, 2003.

The audit reports of D&T on the financial statements of the Company as of and for the last two fiscal years ended December 31, 2002 neither contained any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles; except that the audit report on the financial statements for the fiscal year ended December 31, 2002 contained a qualification as to the Company’s ability to continue as a going concern.  During the Company’s two most recent fiscal years ended December 31, 2002, and during the subsequent interim period preceding the replacement of D&T, there was no disagreement between the Company and D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to D&T’s satisfaction, would have caused D&T to make reference to the subject matter of the disagreement in connection with its reports.  During the two most recent years and the subsequent interim period through November 18, 2003, there were no reportable events, as that term is defined by the SEC.

During the Company’s two most recent fiscal years ended December 31, 2002, and during the subsequent interim period preceding the replacement of D&T, the Company did not consult with Virchow Krause regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

A representative of Virchow Krause is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by Virchow Krause and its affiliated firms for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2003, were $60,000.  The aggregate fees billed by our prior auditors, D&T, for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2003, and December 31, 2002, were $3,500 and $109,250, respectively.  The aggregate fees billed by D&T for reviews of the financial statements included in the Company’s Forms 10-Q in 2003 and 2002, and service in connection with other statutory and regulatory filings by the Company in those years, were $15,750 in each of those years.

Audit-Related Fees

The aggregate fees billed by Virchow Krause in 2003 for assurance and related services reasonably related to the performance of the 2003 audit, and not reported under the prior paragraph, were $0.  The aggregate fees billed by D&T in 2003 and 2002 for assurance and related services reasonably related to its performance of audits and reviews of the Company’s financial statements, and not reported under the prior paragraph, were $0 in each year.

Tax Fees

The aggregate fees billed by Virchow Krause in 2003 and 2002 for professional services for tax compliance, tax advice and tax planning were $51,850.  These services consisted of review of tax provisions for reporting on SEC Form 10-K, preparation of Form 10-K footnotes, and preparation of required tax returns due under applicable law.

All Other Fees

Except for the fees described above, there were no fees billed by Virchow Krause or D&T for products and services in 2003 and 2002.

The Company’s Audit Committee Charter states that before the principal accountant is engaged by the Company to render audit or non-audit services in any year, the engagement will be approved by the Company’s Audit Committee.  All of the services described above were pre-approved by the Company’s Audit Committee.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Company’s Common Stock for the five fiscal years beginning December 31, 1998 and ending December 31, 2003, with the cumulative total return on the NASDAQ Stock Market-U.S. Index and the Philadelphia Exchange Semiconductor Sector Index (“SOX”) over the same period (assuming the investment of $100 in the Company’s Stock, the NASDAQ Stock Market-U.S. Index and the SOX Index on December 31, 1998 and the reinvestment of all dividends).

Period Ended	Dec 31, 1998	Dec 31, 1999	Dec. 31, 2000	Dec. 31, 2001	Dec. 31, 2002	Dec. 31, 2003

Micro Component Technology, Inc.	100	363.64	209.09	184.00	50.91	104.73

NASDAQ Stock Market – U.S. Index	100	185.59	112.67	88.95	60.91	91.37

PHLX Semiconductor Sector Index	100	200.98	163.91	148.95	82.51	144.95

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Common Stock as of March 31, 2004 (i) by each person known to the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) by each of the Company’s executive officers named in the Summary Compensation table, (iii) by each of the Company’s directors, and (iv) by all of the executive officers and directors as a group:

	Shares Beneficially Owned
Name and Address of Beneficial Owners	Number	Percent

FIVE PERCENT SHAREHOLDERS

Perkins Capital Management, Inc. (1)(2)(3) 730 East Lake Wayzata, MN 55391	5,541,215	20.9%

Wellington Management Company, LLP (1) 73 State Street – 19th Floor Boston, MA 02109	2,860,000	11.4%

Amaranth Advisors LLC (1)(3) Two American Lane Greenwich, CT 06836	1,102,052	4.2%

DIRECTORS AND EXECUTIVE OFFICERS

Roger E. Gower (4)	406,250	1.6%
Dennis L. Nelson (4)	101,875	*
Richard L. Sidell (4)	146,401	*
Thomas P. Maun (4)	92,436	*
D. James Guzy (4)(5)	127,472	*
Donald J. Kramer (4)	55,000	*
David M. Sugishita (4)	55,000	*
Donald R. VanLuvanee (4)	75,000	*
Patrick Verderico (4)	30,000	*
Dr. Sheldon Buckler (4)	27,500	*
All directors and executive officers as a group (10 in number) (4)	1,116,934	4.3%

* Denotes less than 1% of shares outstanding.

(1)                                  Perkins Capital Management, Inc., Wellington Management Company, LLP, and Amaranth Advisors LLC are registered investment advisors.

(2)                                  Includes shares held for clients and shares held by Perkins Opportunity Fund.

(3)                                  Includes shares issuable upon conversion of the Company’s 10% Senior Subordinated Convertible Notes.

(4)                                   Includes shares deemed beneficially owned by virtue of the right to acquire them within 60 days pursuant to exercise of MCT’s stock options as follows: Mr. Gower – 386,250; Mr. Nelson – 101,875; Mr. Sidell – 142,235; Mr. Maun – 90,936; Mr. Guzy - 75,000; Mr. Kramer - 55,000; Mr. Sugishita - 55,000; Mr. VanLuvanee - 75,000; Mr. Verderico - 30,000; Mr. Buckler - 25,000 and all directors and executive officers as a group – 1,036,296.

(5)           Includes 41,978 shares owned by Arbor Company, of which Mr. Guzy is a general partner.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors, officers and ten-percent shareholders to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission.  Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on a review of the copies of such forms furnished to the Company, and written representations from such persons, the Company believes that all Section 16(a) filing requirements applicable to its directors, officers and ten-percent shareholders were complied with for the year ended December 31, 2003.

ITEM II

APPROVAL OF THE 2004 INCENTIVE STOCK PLAN

On April 15, 2004, the Board of Directors adopted, subject to shareholder approval, the 2004 Incentive Stock Plan (the “2004 Plan”).  The 2004 Plan replaces the original Incentive Stock Option Plan, that was adopted in 1993 (the “1993 Plan”).  The 1993 Plan expired by its terms on April 27, 2003.  The Board of Directors deems it prudent to adopt a new plan to permit the continued grant of options to attract, retain and motivate employees.

Options previously granted under the 1993 Plan will remain in effect until they are exercised or expire according to their terms.  All future option and restricted stock grants will be made under the 2004 Plan, provided the shareholders approve the 2004 Plan at the Annual Meeting.

Summary of the Plan

The 2004 Plan provides for the granting of stock options and restricted stock to employees, consultants and advisors.  There are currently approximately 100 employees who are eligible to receive awards under the 2004 Plan.  The number of shares of Common Stock of the Company reserved for issuance under the 2004 Plan is 880,000 shares.

The 2004 Plan states that the maximum number of shares for which awards may be granted in any year to all persons shall not exceed three percent of the total outstanding shares.  The 2004 Plan also states that the maximum number of shares for which any person may be granted an award in any year shall not exceed 300,000 shares.

The 2004 Plan is administered by the Compensation Committee, whose members are appointed by the Board.  The Committee has the power to select recipients, make grants of stock options and restricted stock, and adopt regulations and procedures for the 2004 Plan.

Stock Options.  The 2004 Plan permits the grant of both stock options that qualify as “incentive stock options” under the Internal Revenue Code and options that do not so qualify (“non-qualified options”).  Incentive stock options differ as to their tax treatment and are subject to a number of limitations under the Internal Revenue Code.  Incentive stock options may only be granted to employees, and may not be granted with an exercise price less than 100% of the fair market value of the Common Stock on the date of the grant (or, for an option granted to a person holding more than 10% of the Company’s voting stock, at less than 110% of fair market value).  On April 16, 2004, the closing sale price of the Common Stock on the OTC Bulletin Board was $1.40.

Following an optionee’s death, or disability, the optionee’s options may be exercised by the optionee or the optionee’s legal representative for a period of six months or until the expiration of the stated term of the option, whichever is less.  If an optionee’s employment with the Company terminates for any other reason, the optionee’s options will remain exercisable for 90 days or until the expiration of the stated term, whichever is less, except that if the optionee is terminated for conduct which is contrary to the best interest of the Company, the optionee’s options will immediately terminate.  Options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of an optionee may be exercised only by the optionee.

The term of each option, which is fixed by the Committee at the time of grant, may not exceed ten years from the date the option is granted (except that an incentive option granted to a person holding more than 10% of the Company’s voting stock may be exercisable only for five years).  Options may be made exercisable in whole or in installments, as determined by the Committee.  The vesting of options will be accelerated upon a change in control of the Company.

Restricted Stock.  The 2004 Plan also permits grants of shares of restricted stock at no cost to employees.  Shares of restricted stock vest upon completion of periods of employment and/or satisfaction of performance goals specified by the Committee in the grant.  If the employee terminates employment prior to the vesting of the shares, the unvested shares are forfeited.

Federal Income Tax Treatment

Generally the grant of either an incentive stock option or a non-qualified option under the 2004 Plan will not cause recognition of income by the optionee or entitle the Company to an income tax deduction.  Upon exercise of an option, the tax treatment will generally vary depending on whether the option is an incentive stock option or a non-qualified option.  The exercise of an incentive stock option will generally not cause recognition of income by the optionee or entitle the Company to a tax deduction.  However, the amount by which the fair market value of the shares obtained exceeds the exercise price on the date of exercise is an item of tax preference to the optionee for alternative minimum tax purposes.

The exercise of a non-qualified option will generally cause the optionee to recognize taxable income equal to the difference between the exercise price and the fair market value of the stock on the day of exercise.  The Company must then in most cases obtain from the optionee funds to meet tax withholding requirements arising from that income recognition.  The exercise of a non-qualified option will also generally entitle the Company to an income tax deduction equal to the amount of the income recognized by the exercising option holder.

Generally the grant of restricted stock is not taxable to the employee until the shares vest.  At that time, the employee is subject to tax in an amount equal to the market value of the shares at that time.  However, under a special provision in the Internal Revenue Code, Section 83(b), an employee may elect to pay tax on the fair market value of the shares at the time of grant.  In that case, there is no additional tax when the shares vest.  The Company is entitled to a tax deduction when the employee recognizes income from the restricted stock, in the same amount the employee recognizes as income.

Upon a sale of shares of restricted stock, the employee is taxed in an amount equal to the difference between the sale price and his or her tax basis in the shares.  The tax is at short-term or long-term capital gains rates, depending upon the length of time the employee held the shares.

Registration with the SEC

Upon approval of the 2004 Plan, the Company will file a Registration Statement on Form S-8 with the SEC to register the shares reserved under the 2004 Plan.

Shareholder Approval

Approval of the 2004 Plan requires the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote on the matter.  For this purpose, broker non-votes are not considered to be voted in favor or against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE 2004 INCENTIVE STOCK PLAN.

ITEM III

APPROVAL OF AMENDMENT TO STOCK OPTION PLAN

FOR OUTSIDE DIRECTORS

On April 15, 2004, the Board of Directors adopted an amendment to the Stock Option Plan for Outside Directors, subject to shareholder approval, to increase the number of shares of Common Stock reserved for issuance under the Plan from 450,000 to 570,000 shares.  Substantially all of the shares previously reserved for issuance under the Plan have either been issued, or are covered by outstanding options.  The Board of Directors believes it is in the best interests of the Company and all of its shareholders to increase the number of shares reserved for issuance under the Plan so that the Company can continue to attract and retain qualified persons to serve as outside directors of the Company.  In 2002 and 2003, the outside directors received no compensation for serving as directors other than the option grants under the Plan.

Summary of the Plan

The Plan provides for the granting of stock options to outside directors.  There are currently six outside directors who are eligible to receive options under the Plan.  Each person who becomes an outside director of the Company is automatically granted an option to purchase 10,000 shares of Common Stock.  Each outside director is also automatically granted an option to purchase 10,000 shares of Common Stock upon each re-election as a director, or on the anniversary of the prior year’s grant in any year in which there is no meeting of the shareholders at which directors are elected.  The option price for each option granted under the Plan is the fair market value of the Common Stock on the date the option is granted.  On April 16, 2004, the closing sale price of the Common Stock on the OTC Bulletin Board was $1.40.  All options granted under the Plan become exercisable in 50% increments on the first and second anniversaries of the date of grant.  The options must be exercised within ten years after the date of grant or, if earlier, within twelve months after the director ceases being a director.  However, a director who voluntarily declines to stand for re-election after the age of 60 shall not be required to exercise his or her options within one year, and shall continue to vest in his or her options after ceasing to be a director.  Following the death of a director, the director’s options may be exercised by his or her legal representative for a period of six months or until the expiration of the stated term of the option, whichever is less.

Federal Income Tax Treatment

Options granted under the Plan will be considered “non-qualified” under the Internal Revenue Code.  The grant of an option under the Plan will not cause recognition of income by the optionee or entitle the Company to an income tax deduction.  Exercise of the option will generally cause the optionee to recognize taxable income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise.  The exercise of an option under the Plan will also generally entitle the Company to an income tax deduction equal to the amount of the income recognized by the option holder.

Registration With the SEC

Upon approval of the amendment to the Plan, the Company will file a Registration Statement on Form S-8 with the SEC to register the additional shares reserved under the Plan.

Shareholder Approval

Approval of the amendment to the Plan requires the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote on the matter.  For this purpose, broker non-votes are not considered to be voted in favor or against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE PLAN.

OTHER BUSINESS

The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement.  As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board of Directors will be voted in accordance with the judgment of the person or persons voting the proxies, subject to rules of the Securities and Exchange Commission.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders of the Company intended to be presented at the Company’s next annual meeting of shareholders must be sent to the Secretary of the Company at the above address.  It is now anticipated that the next annual meeting will be held on June 24, 2005.  In order for any stockholder proposals to be considered for inclusion in the Company’s Proxy Statement and Proxy Card relating to that meeting, the proposal must be submitted by January 7, 2005.  If the proposal is submitted after that date but before March 23, 2005, it will not be included in the Company’s Proxy Card but may be referred to in the Proxy Statement in accordance with rules of the Securities and Exchange Commission.  If the proposal is submitted after March 23, 2005, it will be considered untimely and not included in any of the Company’s proxy materials.

APPENDIX A

MICRO COMPONENT TECHNOLOGY, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

(Adopted April 8, 2004)

A.            Purpose

The primary objectives of the Nominating and Corporate Governance Committee (Committee) are to assist the Board by:

1.                                         identifying individuals qualified to become Board members and nominating qualified individuals for election to the Board at the annual meetings of the Company’s stockholders;

2.                                         ensuring that the Compensation, Audit, and Nominating and Corporate Governance Committees of the Board have experienced and qualified “independent” directors; and

3.                                     developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company.

B.            Organization

1.                                         The Committee shall consist of three or more directors, each of whom shall satisfy the applicable independence requirements of Nasdaq, SEC and any other regulatory requirements.

2.                                         Committee members shall be elected by the Board at the annual organizational meeting of the Board of Directors.  Committee members shall serve until their successors shall be duly elected or their prior resignation, removal or death.

3.                                         A Committee chair shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chair by vote of a majority of the full Committee.

4.                                         The Committee may form and delegate authority to subcommittees when appropriate.

C.            Structure and Meetings

1.                                         The Committee shall meet as often as it determines necessary, but not less than annually.

2.                                         The Committee shall keep minutes and other relevant documentation of all meetings held.

3.                                         The chair of the Committee will preside at each meeting and, in consultation with the other members of the Committee, will set the agenda of items to be addressed at each meeting.  The chair of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting.

D.            Goals and Responsibilities

The Committee shall:

1.                                         develop and recommend to the Board corporate governance practices applicable to the Company, and review and reassess the adequacy of such practices annually and recommend to the Board any changes the Committee deems appropriate;

2.                                         develop policies on the size and composition and tenure of the Board;

3.                                         perform Board performance evaluations on an annual basis;

4.                                         review and make recommendations to the Board regarding Board compensation;

5.                                         identify and review possible candidates for Board membership who reflect the Board’s criteria for selecting new directors, including perceived needs of the Board at a particular point in time;

6.                                         annually nominate qualified candidates for election to the Board at the annual meeting of the Company’s stockholders, and nominate qualified candidates for appointment by the Board to fill any vacancies that occur on the Board;

7.                                         maintain an orientation program for new directors and a continuing education program for all directors;

8.                                         make recommendations to the Board regarding the agenda for the Company’s annual stockholder meeting;

9.                                         review candidates for election to the Board recommended by stockholders, and review other stockholder proposals for inclusion in the annual proxy statement, provided such recommendations and proposals are received by the Committee at least 120 days prior to the mailing date of the proxy statement for the prior annual meeting;

10.                                   ensure that the Company has a policy in place prohibiting retaliation against employees who provide information or assist in the investigation of possible violations of securities laws or regulations (“whistleblowers”), in accordance with the Sarbanes-Oxley Act of 2002;

11.                                   annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval; and

12.                                   perform any other activities consistent with this Charter, the Company’s By-laws and governing law as the Committee or the Board deems appropriate.

E.             Committee Resources

1.                                         The Committee shall have the authority to obtain advice and seek assistance from internal or external legal, accounting or other advisors.

2.                                         The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm’s fees and other retention terms.

3.                                         The Company shall provide funding to the Committee necessary for it to meet its goals and perform its responsibilities.

F.             Director Qualifications

Persons nominated for election or appointment as directors shall be evaluated by the Committee in light of their education, reputation, experience, industry knowledge, independence, leadership qualities, personal integrity, and such other criteria as the Committee deems relevant.

A majority of the members of the Board of Directors shall be “independent directors” as defined by SEC and Nasdaq rules and regulations.  The independent directors shall have regularly scheduled meetings at which only the independent directors are present.

G.            Director Attendance Policy

Directors are expected to attend substantially all of the meetings of the Board and the Committees on which they serve, except for good cause.  Directors who have excessive absences without good cause will not be nominated for re-election or, in extreme cases, will be asked to resign or be removed.

H.            Shareholder Communication Policy

Shareholders may send written communications to the Board or to any individual director at any time.  Communications should be addressed to the Board or the individual director at the address of the Company’s corporate headquarters.  The Board may direct that all of such communications be screened by an employee of the Company for relevance.  The Board will respond to shareholder communications when it deems a response to be appropriate.

I.              Officer Compensation Policy

Compensation of executive officers shall be recommended to the Board by the Compensation Committee, and approved by the Board by action of the independent directors.  The Compensation Committee shall be comprised of at least three of the Company’s independent directors.  The CEO may not be present during voting or deliberations on his or her compensation.

APPENDIX B

MICRO COMPONENT TECHNOLOGY, INC.

2004 INCENTIVE STOCK PLAN

(Adopted by the Board of Directors on April 15, 2004)

ARTICLE I.

PURPOSE

The purpose of this Plan is to provide a means whereby Micro Component Technology, Inc. (the “Company”) may be able, by granting stock options (“Options”) and shares of restricted stock (“Restricted Stock”) to attract, retain and motivate capable and loyal employees, consultants and advisors of the Company and its subsidiaries, for the benefit of the Company and its shareholders.  Options granted under the Plan may be either Incentive Stock Options which qualify for favorable tax treatment under Section 422 of the Internal Revenue Code (the “Code”), or Nonqualified Stock Options which do not qualify for favorable tax treatment.  Options and Restricted Stock are referred to collectively in this Plan as “Awards”.

ARTICLE II.

RESERVATION OF SHARES

A total of 880,000 shares of Common Stock of the Company (“Shares”) are reserved for issuance pursuant to Awards granted under the Plan.  If any Shares included in an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares included in the Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.  Shares reserved for issue as provided herein shall cease to be reserved upon termination of the Plan.

The maximum number of Shares for which Awards may be granted under the Plan to all persons in any calendar year shall be limited to three percent of the total outstanding Shares.  The maximum number of Shares for which any person may be granted Awards under the Plan in any calendar year shall be limited to 300,000 Shares.

ARTICLE III.

ADMINISTRATION

(a)            The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”).  The Committee shall be appointed by the Board of Directors and shall be comprised solely of two or more “non-employee directors” within the meaning of SEC Rule 16b-3.  Each member of the Committee shall also be an “outside director” within the meaning of Code Section 162(m).  Vacancies in the Committee shall be filled by the Board.

(b)           The Committee shall have full power to construe and interpret the Plan and to establish and amend rules and regulations for its administration, subject to the express provisions of the Plan.

(c)           The Committee shall determine which persons shall be granted Awards under the Plan, the types of Awards to be granted, the number of Shares included in each Award, any limitations on the exercise or vesting of Awards in addition to those imposed by this Plan, and any other terms and conditions of Awards.  The Committee may also approve amendments to outstanding Awards, provided there is no conflict with the terms of the Plan, applicable law, or applicable stock market rules and regulations.  In determining the persons to whom Awards shall be granted and the number of Shares to be included in each Award, the Committee shall consider the person’s contributions to the Company’s revenues, net income, stock price, and other factors which the Committee determines appropriate from time to time.

(d)           The Committee shall not approve any repricing of outstanding Options without prior shareholder approval.  The term “repricing” means (i) a reduction in the exercise price of an Option after it has been granted, (ii) the cancellation of an Option in exchange for a new Option, unless pursuant to a merger or similar transaction, or (iii) any similar action which would be treated as a repricing under applicable accounting rules.

ARTICLE IV.

ELIGIBILITY

An Award may be granted to any employee, consultant or advisor of the Company or its subsidiaries, except that no consultant or advisor shall be granted Awards in connection with the offer and sale of securities in a capital raising transaction on behalf of the Company.  A person who has received an Award is referred to in this Plan as a “Participant.”

ARTICLE V.

CHANGES IN PRESENT STOCK

In the event of a recapitalization, merger, consolidation, reorganization, stock dividend, stock split or other change in capitalization affecting the Company’s present capital stock, appropriate adjustment may be made by the Committee in the number and kind of shares included in any Award, and the exercise or purchase price of any Award.

ARTICLE VI.

OPTIONS

(a)           Option Exercise Price.  The per share exercise price for each Option shall be determined by the Committee at the time of grant, provided that the per share exercise price for any Incentive Stock Option shall be not less than the fair market value of the Common Stock on the date the Option is granted.  The fair market value of the Common Stock as of any date on or before the 15th of any month shall be the closing market price for the Common Stock on the 15th of such month, or on the trading day closest to the 15th if the Common Stock does not trade on the 15th.  The fair market value of the Common Stock as of any date after the 15th of any month shall be the closing market price for the Common Stock on the 15th of the following month, or on the trading day closest to the 15th if the Common Stock does not trade on the 15th.  If there is no closing market price for the Common Stock, the Committee shall use such other information deemed appropriate by the Committee.  No Incentive Stock Option shall be granted to any employee who at the time directly or indirectly owns more than ten percent of the combined voting power of all classes of stock of the Company or of a subsidiary, unless the exercise price is not less than 110 percent of the fair market value of the Common Stock on the date of grant, and unless the Option is not exercisable more than five years after the date of grant.

(b)           Exercise of Options.  An optionee shall exercise an Option by delivery of a signed, written notice to the Company, specifying the number of Shares to be purchased, together with payment of the full purchase price for the Shares.  The Company may accept payment from a broker on behalf of the optionee and may, upon receipt of signed, written instructions from the optionee, deliver the Shares directly to the broker.  The date of receipt by the Company of the final item required under this paragraph shall be the date of exercise of the Option.

(c)          Option Agreement Provisions.  Each Option granted under the Plan shall be evidenced by a Stock Option Agreement executed by the Company and the optionee, and shall be subject to the following terms and conditions, and such other terms and conditions as may be prescribed by the Committee:

(i)            Dollar Limitation.  Each Option grant to an employee shall constitute an Incentive Stock Option eligible for favorable tax treatment under Section 422 of the Code, provided that no more than $100,000 of such Options (based upon the fair market value of the underlying Shares as of the date of grant) can first become exercisable for any employee in any calendar year.  To the extent any Option grant exceeds the $100,000 dollar limitation, it shall constitute a Nonqualified Stock Option.  Each stock option agreement shall specify the extent to which it is an Incentive and/or a Nonqualified Stock Option.  For purposes of applying the $100,000 limitation, options granted under this Plan and under all other plans of the Company and its subsidiaries which are qualified under Section 422 of the Code shall be included.

(ii)           Payment.  The full purchase price of the Shares acquired upon exercise of any Option shall be paid in cash, by certified or cashier’s check, or in the form of Shares of the Company’s Common Stock with a fair market value equal to the full purchase price and free and clear of all liens and encumbrances.

The Committee in its sole discretion may also permit the “cashless exercise” of an Option.  In the event of a cashless exercise, the optionee shall surrender the Option to the Company, and the Company shall issue the optionee the number of Shares determined as follows:

X = Y (A-B) /A where:

X = the number of Shares to be issued to the optionee.

Y = the number of Shares with respect to which the Option is being exercised.

A = the closing sale price of the Common Stock on the date of exercise, or in the absence thereof, the fair market value on the date of exercise.

B = the Option exercise price.

(iii)          Exercise Period.  The period within which an Option must be exercised shall be determined by the Committee at the time of grant.  The exercise period for an Incentive Stock Option or a Nonqualified Stock Option shall be subject to a maximum of ten years, or five years for an Incentive Stock Option granted to an employee who directly or indirectly owns more than ten percent of the combined voting power of all classes of stock of the Company or a subsidiary.  Unless modified by the Committee, each Option shall become exercisable to the extent of 25 percent of the shares on each of the first four anniversaries of the date of grant.  To the extent exercisable, an Option may be exercised in whole or in part.  The Committee may impose different or additional conditions with respect to length of service or attainment of specified performance goals which must be satisfied prior to exercise of all or any part of an option.

Outstanding Options shall become immediately exercisable in full in the event that the Company is acquired by merger, purchase of all or substantially all of the Company’s assets, or purchase of a majority of the outstanding stock by a single party or a group acting in concert.

(iv)          Rights of Optionee Before Exercise.  The holder of an Option shall not have the rights of a shareholder with respect to the Shares covered by his or her Option until such Shares have been issued to him or her upon exercise of the Option.

(v)           Termination of Employment.  If an optionee’s employment is terminated other than by death, disability, or for conduct which is contrary to the best interests of his or her employer, the optionee may, within 90 days of such termination (or longer, if approved by the

Committee), exercise any unexercised portion of his or her Option to the extent he or she was entitled to do so at the time of such termination.

If termination of employment is effected by death or disability of the optionee, the Option, or any portion thereof, may be exercised to the extent the optionee was entitled to do so at the time of his or her death or disability, by the optionee or his or her personal representative, at any time within six months subsequent to the date of his or her termination of employment.

If an optionee’s employment is terminated by his or her employer for conduct which is contrary to the best interests of the employer, as determined by the employer in its sole discretion, the unexercised portion of the optionee’s Option shall expire automatically on the date of termination of his or her employment.

Notwithstanding the foregoing, no Option shall be exercisable subsequent to the date of expiration of the Option term and no Option shall be exercisable subsequent to the termination of the optionee’s employment except as specifically provided in this paragraph (v).

(vi)          Non-transferability of Option.  No Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and each Option shall be exercisable during the optionee’s lifetime only by the optionee.  No Option may be attached or subject to levy by an optionee’s creditors.

(vii)         Date of Grant.  The date on which the exercise price becomes fixed for an Option shall be considered the date on which the Option is granted.

ARTICLE VII.

RESTRICTED STOCK

(a)           Grant of Restricted Stock.  Each grant of Restricted Stock made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the agreement containing the terms of such grant.  The agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse.  If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares covered by the Restricted Stock grant.  The agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the shares to forfeiture and transfer restrictions, in addition to or in lieu of time-based restrictions.  The Committee may, in its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Stock grants.

Grants of Restricted Stock shall become immediately fully-vested and free of all forfeiture and transfer restrictions in the event the Company is acquired by merger, purchase of all or substantially all of the Company’s assets, or purchase of a majority of the outstanding stock by a single party or a group acting in concert.

(b)           Agreements.  Awards of Restricted Stock shall be evidenced by agreements in such form as the Committee shall from time to time approve, which agreements shall be subject to the terms and conditions contained in the Plan and any additional terms and conditions established by the Committee that are consistent with the Plan.

(c)           Delivery of Common Stock and Restrictions.  At the time of a Restricted Stock grant, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the Participant.  Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the Participant subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine.  The Participant shall have all rights of a shareholder with respect to the Shares, including the right to receive dividends and the right to vote such shares, subject to the following restrictions:  (i) the Participant shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee, all of the Shares shall be forfeited and all rights of the Participant to such Shares shall terminate, without further obligation on the part of the Company, unless the Participant remains in the continuous employment of the Company for the entire restricted period in relation to which such Common Stock was granted and unless any other restrictive conditions relating to the Restricted Stock Award are met.  Any Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Stock Awards shall be subject to the same restrictions, terms and conditions as such Restricted Stock.

(d)           Termination of Restrictions.  At the end of the restricted period and provided that any other restrictive conditions of the grant of Restricted Stock are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the agreement relating to the grant of Restricted Stock or in the Plan shall lapse as to the Restricted Stock subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and the Restricted Stock legend, shall be delivered to the Participant or his or her beneficiary or estate, as the case may be.

ARTICLE VIII.

GENERAL

(a)           No Cash Consideration for Awards.  Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b)           Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award.  Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

(c)           Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee.

(d)           Restrictions; Stock Market Listing.  All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.  If the Shares are traded on a securities market, the Company shall not be required to deliver any Shares covered by an Award unless and until such Shares have been admitted for trading on such securities market.

(e)           No Right to Continued Employment.  Nothing in the Plan or in any Award document shall be construed to confer upon any employee any right to continue in the employ of the Company or a subsidiary, or to interfere in any way with the right of the Company or a subsidiary as employer to terminate his or her employment at any time, nor to derogate from the terms of any written employment agreement between such corporation and the optionee.

(f)            Section 16 Compliance.  The Plan is intended to comply in all respects with SEC Rule 16b-3, as amended, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3.  If any Plan provision does not comply with Rule 16b-3, the provision shall be deemed inoperative.  The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Securities and Exchange Act of 1934, as amended, without so restricting, limiting or conditioning the Plan with respect to other Participants.

ARTICLE IX.

WITHHOLDING OF TAXES

The Company shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation to withhold in connection with any Award including, but not limited to, withholding a portion of the Shares issuable pursuant to the Award, or requiring the Participant to pay to the Company, in cash, an amount sufficient to cover the Company’s withholding obligations.

ARTICLE X.

EFFECTIVE DATE OF PLAN

The effective date of the Plan shall be April 15, 2004, the date of its original adoption by the Board of Directors of the Company.

ARTICLE XI.

DURATION OF THE PLAN

The Plan shall terminate April 15, 2014, which is ten years after the date of its approval by the Board of Directors, unless sooner terminated by issuance of all Shares reserved for issuance hereunder.  No Award shall be granted under the Plan after such termination date.

ARTICLE XII.

TERMINATION OR AMENDMENT OF THE PLAN

The Board of Directors of the Company may at any time terminate the Plan, or make such modifications of the Plan as it shall deem advisable, subject to shareholder approval to the extent required by applicable law or stock market rule or regulation.  No termination or amendment of the Plan may, without the consent of the Participants to whom any Awards shall previously have been granted, adversely affect the rights of such Participants under such Awards.

ARTICLE XIII.

SHAREHOLDER APPROVAL

The Board of Directors shall submit the Plan to the shareholders for their approval within 12 months of the date of its adoption by the Board.  Awards granted prior to such approval are contingent on receipt of such approval, and shall automatically lapse if such approval is not granted.  The Board shall also submit any amendments to the shareholders for approval if required by applicable law or stock market rule or regulation.

ARTICLE XIV.

INTERPRETATION

The Plan shall be interpreted in accordance with Minnesota law.

APPENDIX C

MICRO COMPONENT TECHNOLOGY, INC.

STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

(as amended through April 15, 2004)

ARTICLE I

PURPOSE

The purpose of this Plan is to provide a means whereby Micro Component Technology, Inc. (the “Company”) may be able, by granting options to purchase shares of the Company’s Common Stock (“Common Stock”), to attract and retain qualified outside (non-employee) directors, and to motivate such directors, through an increased personal interest in the Company, to exert their best efforts on behalf of the Company, and thus to advance the interests of the Company and its shareholders.

ARTICLE II

RESERVATION OF SHARES

A total of 570,000 shares of authorized but unissued Common Stock is reserved for issue upon the exercise of options granted under the Plan.  If any option expires or terminates for any reason without having been exercised in full, the unpurchased shares covered thereby shall become available for additional options which may be issued to persons eligible under the Plan so long as it remains in effect.  Shares reserved for issue as provided herein shall cease to be reserved upon termination of the Plan.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Board of Directors of the Company.  The Board shall have full power to construe and interpret the Plan and to establish and amend rules and regulations for its administration, subject to the express provisions of the Plan.  The Board may grant options under the Plan to any director who is not an employee of the Company.

ARTICLE IV

GRANT OF OPTIONS

Each person who becomes an outside director of the Company after this Plan becomes effective shall automatically be granted an option to purchase 10,000 shares of Common Stock immediately upon first being appointed or elected as a director of the Company.  Beginning in the 1996 calendar year, each outside director shall also automatically be granted an option to purchase 10,000 shares of Common Stock immediately upon each re-election as a director, or on the anniversary of the prior year’s grant in any year in which there is no meeting of the shareholders at which directors are elected.  In no event shall a director receive more than one grant in any fiscal year.

ARTICLE V

PRICE

The option price per share of Common Stock, to be determined from time to time by the Board, shall be not less than the fair market value of such stock on the date an option to purchase the same is granted.  The fair market value of the Common Stock as of any date shall be equal to the closing sale price of the Common Stock on the next preceding trading date as reported by the

NASDAQ Small Cap Market or National Market System, or any other market, system or exchange on which a majority of the trades in the Common Stock occur.

ARTICLE VI

CHANGES IN PRESENT STOCK

In the event of a recapitalization, merger, consolidation, reorganization, stock dividend, stock split or other change in capitalization affecting the Company’s present capital stock, appropriate adjustment may be made by the Board in the number and kind of shares and the option price of shares which are or may become subject to options granted or to be granted hereunder.

ARTICLE VII

EXERCISE OF OPTIONS

An optionee shall exercise an option by delivery of a signed, written notice to the Company, specifying the number of shares to be purchased, together with payment of the full purchase price for the shares.  The Company may accept payment from a broker on behalf of the optionee and may, upon receipt of signed, written instructions from the optionee, deliver the shares directly to the broker.  The date of receipt by the Company of the final item required under this paragraph shall be the date of exercise of the option.

ARTICLE VIII

OPTION PROVISIONS

Each option granted under the Plan shall be evidenced by a Stock Option Agreement executed by the Company and the optionee, and shall be subject to the following terms and conditions, and such other terms and conditions as may be prescribed by the Board:

(a)           Payment.  The full purchase price of the shares acquired upon exercise of any option shall be paid in cash, by certified or cashier’s check, or in the form of shares of Common Stock with a fair market value equal to the full purchase price and free and clear of all liens and encumbrances.

(b)           Exercise Period.  The period within which an option must be exercised shall be the earlier of (i) ten years from the date of grant thereof, or (ii) the date which is one year after the director ceases to be a director for any reason.  An option may not be exercised during the first year after the date of grant.  The option shall become exercisable to the extent of 50 percent of the shares on the first anniversary of the date of grant and 100 percent of the shares on the second anniversary of the date of grant, provided the optionee is still a director on each such anniversary date.  To the extent exercisable, an option may be exercised in whole or in part.

A director who voluntarily declines to stand for re-election after the age of 60 shall not be required to exercise his or her options within one year after he or she ceases to be a director and shall continue to vest in his or her options after he or she ceases to be a director.  In no event shall any of such director’s options be exercisable more than ten years after the date of grant thereof.

Outstanding options shall become immediately exercisable in full in the event that the Company is acquired by merger, purchase of all or substantially all of the Company’s assets, or purchase of a majority of the outstanding stock by a single party or a group acting in concert.

(c)           Rights of Optionee Before Exercise.  The holder of an option shall not have the rights of a stockholder with respect to the shares covered by his or her option until such shares have been issued to him or her upon exercise of an option.

(d)           Non-transferability of Option.  No option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and each option shall be exercisable during the optionee’s lifetime only by the optionee.

In the event of the death of an optionee, the option, or any portion thereof, may be exercised to the extent the optionee was entitled to do so at the time of his or her death, by his or her personal representative.

ARTICLE IX

RESTRICTIONS ON TRANSFER

During any period in which the offering of the shares under the Plan is not registered under federal and state securities laws, the optionees shall agree in the Stock Option Agreements that they are acquiring shares under the Plan for investment purposes, and not for resale, and that the shares cannot be resold or otherwise transferred except pursuant to registration or unless, in the opinion of counsel for the Company, registration is not required.

Any restrictions upon shares acquired upon exercise of an option pursuant to the Plan and the Stock Option Agreement shall be binding upon the optionee and his or her heirs, executors, and administrators.  Any stock certificate issued under the Plan which is subject to restrictions shall be endorsed so as to refer to the restrictions on transfer imposed by the Plan and by applicable securities laws.

ARTICLE X

EFFECTIVE DATE AND DURATION

The plan shall become effective as of February 15, 1996, and shall continue in effect until February 15, 2006, unless earlier terminated by the Board of Directors pursuant to Article XI.

ARTICLE XI

AMENDMENT OR TERMINATION OF THE PLAN

The Board of Directors of the Company may at any time terminate the Plan, or make such modifications of the Plan as it shall deem advisable, provided that the provisions relating to timing of option grants, size of grants, and exercise price cannot be amended more than once in any six-month period.  In addition, the Board may not terminate the Plan or any options granted thereunder at the time of a merger or other acquisition of the Company, or within six months thereafter, without the consent of the optionees.  No termination or amendment of the Plan may, without the consent of the optionees to whom any options shall theretofore have been granted.

MICRO COMPONENT TECHNOLOGY, INC.

PROXY

ANNUAL STOCKHOLDERS’ MEETING

June 24, 2004

The undersigned stockholder of Micro Component Technology, Inc. (“MCT”), does hereby constitute and appoint Roger Gower, President and Chief Executive Officer, and Thomas Maun, Vice President and Chief Financial Officer, as his or her proxy, with full power of substitution, to attend the Annual Meeting of the Stockholders of MCT to be held at 3:30 p.m. on Thursday, June 24, 2004, at the Marquette Hotel, Minnesota Room, 3rd Floor, 710 Marquette Avenue, Minneapolis, Minnesota, or any continuation or adjournment thereof, with full power  to vote and act for the undersigned, in his or her name, and to vote all stock of MCT held by him or her, to the same extent and with the same effect as the undersigned, in the manner specified below.  The undersigned hereby revokes any other proxy previously given by him or her.

1.	ELECTION OF DIRECTORS:	☐	FOR all nominees listed below (except as specified to the contrary below).

		☐	AGAINST all nominees listed below.

Roger E. Gower, D. James Guzy, Donald J. Kramer, David M. Sugishita, Donald R. VanLuvanee, Patrick Verderico, Dr. Sheldon Buckler.

To withhold authority to vote for any individual nominee, write that nominee’s name here:

2.                                       To approve the 2004 Incentive Stock Plan, and the reservation of 880,000 shares for the grant of options and restricted stock under the Plan.

☐	FOR

☐	AGAINST

3.                                       To approve an amendment to the Stock Option Plan for Outside Directors to reserve an additional 120,000 shares for the grant of options under the Plan.

☐	FOR

☐	AGAINST

4.                                       In their discretion on any other matter that may properly come before the meeting or any adjournment or adjournments thereof.

Date:	, 2004.

Please date and sign above exactly as name appears at the left, indicating, where appropriate, official capacity. If stock is held in joint tenancy, each joint owner must sign.

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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR,

IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF

DIRECTORS AND FOR EACH PROPOSAL.  THIS PROXY IS SOLICITED

ON BEHALF OF THE BOARD OF DIRECTORS.

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